    As filed with the Securities and Exchange Commission on October 23, 2000

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                         PERFORMANCE FOOD GROUP COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                                    TENNESSEE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   54-0402940
                     (I.R.S. Employee Identification Number)

                          6800 PARAGON PLACE, SUITE 500
                            RICHMOND, VIRGINIA 23230
                                 (804) 285-7340
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                 ROGER L. BOEVE
                         PERFORMANCE FOOD GROUP COMPANY
                          6800 PARAGON PLACE, SUITE 500
                            RICHMOND, VIRGINIA 23230
                                 (804) 285-7340
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                    Copy to:

                             F. MITCHELL WALKER, JR.
                             BASS, BERRY & SIMS PLC
                        315 DEADERICK STREET, SUITE 2700
                           NASHVILLE, TENNESSEE 37238
                                 (615) 742-6200

                -------------------------------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                           Proposed Maximum           Amount of
      Title of Each Class of              Aggregate Offering        Registration
    Securities to be Registered               Price(1) (2)               Fee
--------------------------------------------------------------------------------
Debt Securities(3)(4)
Preferred Stock, $0.01 par value(5)
Common Stock, $0.01 par value(5)(6),
    and associated rights to purchase
    Series A Preferred Stock
Warrants

     Total                                    $300,000,000            $79,200.00
================================================================================

(1) Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o).

(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933.

(3) If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price.

(4) In addition to any debt securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate amount of debt securities as may be issued upon conversion or exchange of other debt securities or preferred stock, for which no consideration will be received by the Registrant.

(5) Such indeterminate number of shares of preferred stock and common stock as may be issued from time to time at indeterminate prices. In addition to any preferred stock and common stock that may be issued directly under this Registration Statement, there are being registered hereunder such indeterminate number of shares of preferred stock and common stock, as may be issued upon conversion or exchange of debt securities or preferred stock as the case may be, for which no separate consideration will be received by the Registrant.

(6) The aggregate amount of common stock registered hereunder is limited, solely for purpose of any at the market offering, to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933.


                                 ---------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 ---------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                  SUBJECT TO COMPLETION, DATED OCTOBER 23, 2000

                         Performance Food Group Company
                          6800 Paragon Place, Suite 500
                            Richmond, Virginia 23230
                                 (804) 285-7340

                                 Debt Securities
                                 Preferred Stock
                                  Common Stock
                                    Warrants

         We may from time to time sell up to $300,000,000 aggregate offering price of:

         - our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

         - shares of our preferred stock, par value $0.01 per share, in one or more series;

         -        shares of our common stock, par value $0.01 per share;

         -        warrants to purchase our common stock; or

         -        any combination of the foregoing.

         We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

         SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF MATERIAL RISKS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN OUR SECURITIES BEING SOLD WITH THIS PROSPECTUS.

         Our common stock is traded on the Nasdaq Stock Market's National Market under the symbol "PFGC".

                              --------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

         We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through agents. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts.

         This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

             The date of this prospectus is _________________, 2000.

                                  RISK FACTORS

         You should carefully consider the following factors and other information in this prospectus, any prospectus supplement and the documents incorporated or deemed to be incorporated by reference in this prospectus before deciding to invest in the securities:

Foodservice distribution is a low margin business and is sensitive to economic conditions.

         We operate in the foodservice distribution industry which is characterized by a high volume of sales with relatively low profit margins. A significant portion of our sales are at prices that are based on product cost plus a percentage markup. As a result, our results of operations may be negatively impacted when the price of food goes down even though our percentage markup may remain constant. The foodservice industry is also sensitive to national and regional economic conditions, and the demand for our foodservice products has been adversely affected from time to time by economic downturns. In addition, our operating results are particularly sensitive to, and may be materially adversely impacted by, difficulties with the collectibility of accounts receivable, inventory control, competitive price pressures and unexpected increases in wages or other labor costs and fuel or other transportation-related costs. There can be no assurance that one or more of such factors will not adversely affect our future operating results. We have experienced losses due to the uncollectibility of accounts receivable in the past and could experience such losses in the future.

We rely on major customers.

         We derive a substantial portion of our net sales from customers within the restaurant industry, particularly certain multi-unit chain customers. Sales to units of Cracker Barrel Old Country Store, Inc. accounted for 17% of our consolidated net sales in 1999 and 18% of our consolidated net sales in 1998. Sales to Outback Steakhouses, Inc. accounted for 16% of our consolidated net sales in 1999 and 15% of our consolidated net sales in 1998. We have no written assurance from any of our customers as to the level of future sales. A material decrease in sales to any of our largest customers could have a material adverse impact on our operating results; however, because of higher volumes and lower margins typically associated with sales to large accounts, we expect that the impact of a potential loss of business of our largest customers on our gross margin and operating income would be less than the impact on our net sales.

Our business is dependent on our ability to complete acquisitions and integrate their operations.

         A significant portion of our historical growth has been achieved through acquisitions of other foodservice distributors, and our growth strategy includes additional acquisitions. There can be no assurance that we will be able to make acquisitions in the future or that any acquisition we do make will be successful. Furthermore, there can be no assurance that future acquisitions will not have an adverse effect upon our operating results, particularly in quarters immediately following the consummation of those transactions, while the operations of the acquired business are being integrated into our operations. Following the acquisition of other businesses in the future, we may decide to consolidate the operations of any acquired business with existing operations, which may result in the establishment of provisions for consolidation. To the extent our expansion is dependent upon our ability to obtain additional financing for acquisitions, there can be no assurance that we will be able to obtain financing on acceptable terms or at all.

Managing our growth may be difficult.

         We have rapidly expanded our operations since inception. This growth has placed significant demands on our administrative, operational and financial resources. To the extent that our customer base and our services continue to grow, this growth is expected to place a significant demand on our administrative, operational and financial resources. Our future performance and results of operations will depend in part on our ability to successfully implement enhancements to our business management systems and to adapt to those systems as necessary to respond to changes in our business. Similarly, our growth creates a need for expansion of our facilities from time to time. As we near maximum utilization of a given facility, operations may be constrained and inefficiencies may be created which could adversely affect our operating results until the facility is expanded or volume is shifted to another facility. Conversely, as we add additional facilities or expand existing facilities, excess capacity may be created until we are able to expand our operations to utilize the additional capacity. Any excess capacity may also create inefficiencies and adversely affect our operating results.

Competition in the foodservice distribution industry is intense, and we may not be able to compete successfully.

         We operate in highly competitive markets, and our future success will be largely dependent on our ability to provide quality products and services at competitive prices. Our competition comes primarily from other foodservice distributors and produce processors. Some of our competitors have substantially greater financial and other resources and may be better established in their markets. Our management believes that competition for sales is largely based on the quality and reliability of products and services and, to a lesser extent, price.

Our success depends on our senior management and key employees.

         Our success is largely dependent on the skills, experience and efforts of our senior management. The loss of services of one or more of our senior management could have a material adverse effect upon our business and development. In addition, we depend to a substantial degree on the services of certain key employees. The ability to attract and retain qualified employees in the future will be a key factor in our success.

The market price for our common stock may be volatile.

         From time to time there may be significant volatility in the market price for our common stock. Our quarterly operating results or the operating results of other distributors of food and related goods, changes in general conditions in the economy, the financial markets or the food distribution or food services industries, natural disasters or other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "will," "believe," "estimate," "expect," "intend," project," or similar expressions. These forward-looking statements address, among other things, the anticipated effects of the offering of the securities hereunder, our anticipated earnings, sales momentum, customer and product sales mix, expected efficiencies in our business and our ability to realize expected synergies from acquisitions. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus are described under "Risk Factors" and in the documents incorporated by reference in this prospectus. Those factors include, but are not limited to:

         - the relatively low margins and economic sensitivity of the foodservice business;

         -        our reliance on major customers;

         - our ability to identify and successfully complete acquisitions of other foodservice distributors; and

         -        management of our planned growth.

         If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements to reflect future events or developments.

                              AVAILABLE INFORMATION

         We are subject to the information requirements of the Securities Exchange Act (File No. 0-22192), and we therefore file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available for inspection and copying at the SEC's regional offices located at 7 World Trade Center, Suite 1375, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

You may obtain information on the operation of the SEC's Public Reference
Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov. Our SEC filings are also available at the offices of the Nasdaq National Market, 1730 K Street, N.W., Washington, D.C. 20006-1500.

         This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities. As permitted by the SEC's rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois.

         Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                           INCORPORATION BY REFERENCE

         We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any prospectus supplement or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

         - Annual Report on Form 10-K for the fiscal year ended January 1, 2000, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2000 Annual Meeting of Shareholders, filed with the SEC on March 21, 2000;

         -        Quarterly Report on Form 10-Q, filed with the SEC on May 15,
                  2000;

         -        Quarterly Report on Form 10-Q, filed with the SEC on August
                  15, 2000;

         - The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 12, 1993; and

         - The description of our rights to purchase preferred stock contained in our Registration Statement on Form 8-A filed May 20, 1997.

         We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering.

         We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to our Corporate Secretary, Performance Food Group Company, 6800 Paragon Place, Suite 500, Richmond Virginia 23230 (telephone (804) 285-7340). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

                                   THE COMPANY

         We market and distribute a wide variety of food and food-related products to the foodservice, or "away from home eating," industry. The foodservice industry consists of two major customer types: "traditional" foodservice customers consisting of independent restaurants, hotels, cafeterias, schools, healthcare facilities and other institutional customers, and "multi-unit chain" customers consisting of regional and national quick-service restaurants and casual dining restaurants. Products and services provided to our traditional and multi-unit chain customers are supported by identical physical facilities, vehicles, equipment and personnel. Our customers are located primarily in the Southern, Southwestern, Midwestern and Northeastern United States. We operate through a number of subsidiaries, each of which focuses on specific regional markets or sectors of the foodservice distribution industry.

         Our principal executive offices are located at 6800 Paragon Place, Suite 500, Richmond, Virginia 23230, our telephone number is (804) 285-7340.

                                 USE OF PROCEEDS

         Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, acquisitions and capital expenditures. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

                       RATIOS OF EARNINGS TO FIXED CHARGES

         The following table sets forth our ratios of earnings to fixed charges for the periods indicated:

                                Fiscal Year Ended                                    Six Months
  -----------------------------------------------------------------------------        Ended
  December 30,     December 28,     December 27,     January 2,      January 1,       July 1,
      1995             1996             1997            1999            2000            2000
   ----------       ----------       ----------      ----------      ----------      ----------
      5.0x            13.5x             8.5x            5.8x            5.5x            4.9x

Our ratios of earnings to fixed charges are calculated as follows:

         - "earnings," which consist of consolidated net income plus income taxes, and fixed charges, except capitalized interest; and

         - "fixed charges," which consist of consolidated interest on indebtedness, including capitalized interest, amortization of debt discount and issuance cost, and the estimated portion of rental expense deemed to be equivalent to interest.

                        GENERAL DESCRIPTION OF SECURITIES

         We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $300,000,000 aggregate offering price of:

         - secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities or subordinated debt securities;

         - shares of our preferred stock, par value $0.01 per share, in one or more series;

         -        shares of our common stock, par value $0.01 per share;

         -        warrants to purchase our common stock; or

         - any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

         We may issue the debt securities as exchangeable and/or convertible debt securities exchangeable for or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to as the "Securities". When a particular series of Securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered Securities.

                         DESCRIPTION OF DEBT SECURITIES

         We may elect to issue debt securities, either separately or together with, or upon the conversion of or in exchange for, other securities. The debt securities are to be issued in one or more series. Each series of debt securities will be issued pursuant to an indenture, to be entered into by us and a trustee. The name(s) of the trustee(s) will be set forth in the applicable prospectus supplement. We may issue all the debt securities under the same indenture or under separate indentures, as specified in the applicable prospectus supplements.

         We expect that the indentures governing our debt securities will contain a number of fairly standard provisions, which are summarized below. The summary is not complete and particular terms may vary from indenture to indenture or not be included in a specific indenture. Each indenture will be filed as an exhibit to the registration statement of which this prospectus is a part at the time of issuance of the applicable prospectus supplement. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. You should refer to the applicable indenture for the provisions which may be important to you.

         The following description of debt securities contains general terms and provisions of the debt securities to which any prospectus supplement may relate. The specific terms of any particular series of debt securities will be described in the applicable prospectus supplement. To the extent that any particular terms of a series of debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by the prospectus supplement.

         General

         We may issue debt securities up to an aggregate principal amount as we may authorize from time to time and as limited by the applicable indenture. The applicable prospectus supplement will describe the terms of any debt securities being offered, including:

         - the designation, aggregate principal amount and authorized denominations;

         -        the maturity date;

         - the interest rate, if any, and the method for calculating the interest rate;

         - the interest payment dates and the record dates for the interest payments;

         - any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

         -        the places where the principal and interest will be payable;

         - if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

         - whether the debt securities will be issued in the form of global securities, as defined below, or certificates;

         - additional provisions, if any, relating to the defeasance and covenant defeasance of the debt securities;

         - whether the debt securities will be senior debt securities, senior subordinated debt securities or subordinated debt securities and, if senior subordinated debt securities or subordinated debt securities, the subordination provisions and the applicable definition of "senior indebtedness";

         -        any applicable material federal tax consequences;

         -        the dates on which premium, if any, will be payable;

         - our right, if any, to defer payment of interest and the maximum length of the deferral period;

         -        any listing on a securities exchange;

         - if convertible into common stock or preferred stock, the terms on which the debt securities are convertible;

         - the terms of any guarantee of the payment of principal of, and premium, if any, and interest on debt securities of the series and any corresponding changes to the provisions of the indenture as currently in effect;

         - the terms of the transfer, mortgage, pledge, or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the indenture as currently in effect;

         -        the initial public offering price; and

         -        other specific terms.

         We will comply with Section 14(e) under the Securities Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation we might have to purchase debt securities at the option of the holders. Any obligation applicable to a series of debt securities will be described in the applicable prospectus.

         We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. Original issue discount securities may include zero coupon securities that do not pay any cash interest for the entire term of the securities. The amount payable to the holder of an original issue discount security upon an acceleration will be determined in the manner described in the applicable prospectus supplement. Conditions pursuant to which principal payments on the debt securities may be accelerated, as well as any material federal income tax and other considerations applicable to original issue discount securities, will be set forth in the applicable prospectus supplement.

         Unless otherwise indicated in the applicable prospectus supplement, the terms of any series of debt securities may differ and we may, without the consent of the holders of any of the debt securities, reopen a previous series of debt securities and issue additional debt securities or establish additional terms for the series.

         Covenants

         Under the indentures, we will be required to:

         - pay the principal, interest and any premium on the debt securities when due;

         -        maintain a place of payment;

         - deliver a report to the trustee(s) at the end of each fiscal year reviewing our obligations under the indentures; and

         - deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

         Any additional covenants will be described in the applicable prospectus supplement.

         Registration, transfer, payment and paying agent

         Unless otherwise indicated in a prospectus supplement, each series of debt securities will be issued in registered form only, without coupons, and will be issued in denominations of $1,000 or any integral multiple.

         Unless otherwise indicated in a prospectus supplement, the principal of the debt securities and any applicable premium or interest will be payable, and debt securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by us in the Borough of Manhattan, The City of New York. Payments of interest with respect to any registered security, however, may be made at our option by check mailed to the address of the person entitled to payment or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection with the exchange or transfer.

         Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

         - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business fifteen days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

         - register the transfer of or exchange any registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

         - issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

         Ranking

         We will issue debt securities as either senior debt securities, senior subordinated debt securities, or subordinated debt securities. The senior debt securities will be our senior unsubordinated obligations and will rank equally in right of payment with all other unsubordinated indebtedness of ours. The senior subordinated debt securities and subordinated debt securities will be our general obligations and will be subordinated in right of payment to all existing and future senior indebtedness. The prospectus supplement will describe the subordination provisions and set forth the definition of senior indebtedness applicable to the senior subordinated debt securities or subordinated debt securities, as the case may be, and the approximate amount of the senior indebtedness outstanding as of a recent date.

         Global debt securities

         The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole:

         -        by the depositary to a nominee of the depositary;

         - by a nominee of the depositary to the depositary or another nominee of the depositary; or

         - by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

         The specific terms of the depositary arrangement with respect to a series of global debt securities will be described in the prospectus supplement.

         Outstanding debt securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the relevant indenture, the amount of outstanding debt securities will be calculated based on the following:

         - the portion of the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the portion of the principal amount that could be declared to be due and payable upon a declaration of acceleration pursuant to the terms of the original issue discount security as of the date of the determination;

         - the principal amount of a debt security denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent of the debt security's principal amount, determined on the date of its original issue; and

         - any debt security owned by us, an affiliate of ours or any obligor shall be deemed not to be outstanding.

         Redemption and repurchase

         The debt securities may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders. In each case, the redemption or repurchase will be upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

         Conversion and exchange

         The terms, if any, on which any series of debt securities is convertible into or exchangeable for common stock, preferred stock or other debt securities will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

         Events of default

         Unless otherwise specified in the applicable prospectus supplement, each of the following would constitute an event of default, as defined in the indentures, with respect to the debt securities of any series:

         - failure to pay the principal of or premium, if any, on any debt security of that series when due upon maturity, redemption, repurchase at the option of the holder or otherwise;

         - failure to pay interest on any debt security of that series when due and the default continues for a period of time to be specified in the applicable prospectus supplement;

         - failure to make a deposit of any sinking fund payment in respect of the debt securities of that series when due;

         - the breach of, or our failure to perform, any other covenant or warranty in the indenture, other than a covenant or warranty included solely for the benefit of other series of debt securities. This will only constitute an event of default, however, if the default has not been cured for a period to be specified in the applicable prospectus supplement after notice to us by the applicable trustee or the holders of not less than a fixed percentage in aggregate principal amount of the debt securities of the applicable series;

         -        certain events of bankruptcy, insolvency or reorganization; or

         - any other event of default that may be set forth in the applicable prospectus supplement, including, but not limited to, an event of default based on other debt being accelerated.

         An event of default with respect to one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities. Each indenture will provide that the trustee may withhold notice of the occurrence of a default, other than a default in payment of principal or of any applicable premium, interest, or of sinking fund payments, if the trustee considers it in the interest of the holders to do so.

         Each indenture will provide that if an event of default with respect to any series of debt securities shall have occurred and is continuing, either the relevant trustee or the holders of at least a fixed percentage in principal amount of the debt securities of that series then outstanding may declare the principal amount, or in the case of original issue discount securities, such lesser amount as may be specified in the applicable prospectus supplement, of all the debt securities of such series to be due and payable immediately. Under certain conditions, such a declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of that series outstanding under the applicable indenture.

         No holder of any debt securities of a series has a right to institute a proceeding with respect to the indenture or any of its remedies unless:

         - the holders of at least a fixed percentage in principal amount of the outstanding debt securities of the series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee,

         - the trustee has failed to institute the proceeding within 60 days after receipt of the notice, and

         - the trustee has not within the 60-day period received directions inconsistent with the holders' written request.

         Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal, interest or premium on the debt security on or after the respective due dates expressed in the debt security.

         During the existence of an event of default under an indenture, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

         Each indenture will provide that the trustee will, within five business days after the occurrence of any default, give notice of the default to the holders of the defaulted debt securities, unless the default shall have been cured or waived. The trustee will be protected, however, in withholding notice if it determines in good faith that withholding the notice was in the interest of the holders, with the exception of defaults in payment of principal or of any applicable interest or premium.

         We are required to provide the trustee(s) with annual statements as to our compliance with all conditions and covenants under the indentures.

         Modification and waivers

         When authorized by resolutions of our board of directors, and the trustee(s), we may amend, waive or supplement the indentures and the relevant debt securities without the consent of the holders for certain specified purposes, including, among other things:

         -        to cure ambiguities, defects or inconsistencies;

         - to provide for the assumption of our obligations in the case of a merger or consolidation;

         - to add to our events of default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the debt securities;

         - to establish the form or terms of debt securities of any series and any related coupons;

         -        to add guarantors;

         -        to secure the debt securities;

         - to maintain the qualification of the indenture under the Trust Indenture Act; or

         - to make any change that does not adversely affect the rights of any holder.

         Other amendments and modifications of the indentures or the relevant debt securities may be made by us and the applicable trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series that is affected, with each series voting as a separate class. We cannot modify or amend the indentures or the relevant debt securities to do any of the following without the consent of the holder of each outstanding debt security that is affected:

         - reduce the principal amount of, or extend the fixed maturity of the debt securities, or alter or waive any redemption, repurchase or sinking fund provisions of the debt securities;

         - reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of its maturity;

         - change the currency in which any debt securities or any premium or accrued interest is payable;

         - reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action under the indenture or the debt securities;

         - impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

         - waive a default in payment with respect to the debt securities or any guarantee;

         - reduce the rate or extend the time for payment of interest on the debt securities;

         - adversely affect the ranking of the debt securities of any series;

         - release any guarantor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture; or

         - solely in the case of a series of senior subordinated debt securities or subordinated debt securities, modify any of the applicable subordination provisions or the applicable definition of senior indebtedness in a manner adverse to any holders.

         The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture to the extent set forth in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of or of any applicable premium or interest on any debt securities of the series or in respect of a covenant or provision which cannot be modified or amended without the consent of a larger fixed percentage or of each holder.

         Discharge, defeasance and covenant defeasance

         When we establish a series of debt securities, we may provide that the series is subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are made applicable, we may elect to either:

         - defease and be discharged from, subject to some exceptions, all of our obligations with respect to those debt securities; or

         - be released from our obligations to comply with specified covenants relating to those debt securities as described in the applicable prospectus supplement.

         To effect a defeasance or covenant defeasance, we must irrevocably deposit in trust with the relevant trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on those debt securities and any mandatory sinking fund or analogous payments on those debt securities. We will not be released from any obligations that are specified in the applicable prospectus supplement.

         To establish this trust, we must, among other things, deliver to the relevant trustee an opinion of counsel to the effect that the holders of those debt securities:

         - will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

         - will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

         If we effect a covenant defeasance with respect to any debt securities, and the debt securities are declared due and payable because of the occurrence of an event of default or with respect to some other breach, the amount of deposit with the relevant trustee may not be sufficient to pay amounts due on the debt securities at the time of any acceleration. However, we would remain liable to make payment of the amounts due at the time of acceleration.

         The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

         Governing law

         The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

         Regarding the trustees

         The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims or to realize on certain property received by it in respect of any claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest, it must either eliminate the conflict upon the occurrence of an event of default under the relevant indenture or resign as trustee.

                         DESCRIPTION OF PREFERRED STOCK

         We may elect to issue preferred stock in one or more series. Our charter and the Tennessee Business Corporation Act give our board of directors the authority, without further shareholder action, to issue a maximum of 5,000,000 shares of preferred stock. We have already reserved 1,000,000 shares of Series A Preferred Stock to be issued upon the exercise of Rights, as defined below, issued in connection with our shareholder rights plan.

         Our board of directors has the authority to create one or more series of preferred stock, to issue shares of preferred stock up to the maximum number of shares of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any series, including the dividend rights, voting rights, rights and terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series.

         The applicable prospectus supplement will describe the terms of any series of preferred stock being offered, including:

         -        the number of shares and designation or title of the shares;

         -        any liquidation preference per share;

         -        any date of maturity;

         -        any redemption, repayment or sinking fund provisions;

         -        any dividend rate or rates with respect to the shares;

         -        any voting rights;

         - the terms and conditions upon which the preferred stock is convertible or exchangeable, if it is convertible or exchangeable;

         - any conditions or restrictions on the creation of indebtedness by us or upon the issuance of any additional stock; and

         - any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

         All shares of preferred stock offered will, when issued, be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

                           DESCRIPTION OF COMMON STOCK

         We have authority to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of September 30, 2000, 14,149,205 shares of our common stock were outstanding. As of September 30, 2000, no shares of our preferred stock were outstanding, although we have reserved 1,000,000 shares of our Series A Preferred Stock for issuance upon the exercise of Rights under our shareholder rights plan.

         The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders, including the election of directors. Stockholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect our entire board of directors. In that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

         The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors, in its discretion, from funds legally available therefor and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding. However, it is the present policy of our board of directors not to pay cash dividends. Furthermore, the terms of our current credit arrangements restrict our ability to declare or pay dividends on our common stock. Upon our liquidation or dissolution, subject to prior liquidation rights of the holders of preferred stock and after payment or provision for all of our indebtedness and other liabilities, the holders of common stock are entitled to receive on a pro rata basis our remaining assets available for distribution. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of common stock are, and all shares being offered by this prospectus will be, fully paid and not liable to further calls or assessment by us.

         In May 1997, our board of directors approved a shareholder rights plan. A dividend of one stock purchase right, or "Right", per share of common stock was distributed to shareholders of record on May 30, 1997. Shares of common stock issued after the adoption of the rights plan automatically have Rights attached to them. Under certain circumstances, each Right entitles the shareholders to one-hundredth of one share of preferred stock at an initial exercise price of $100 per Right. We can redeem the Rights at any time prior to their becoming exercisable at a redemption price of $.001 per Right. The Rights expire in May 2007, unless we redeem them earlier.

         The terms of our shareholder rights plan, the ability of our board of directors to issue preferred stock with provisions determined by the board of directors, and some of the provisions in our charter and bylaws may have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of us. These provisions could limit the price investors may be willing to pay for our common stock, and may deprive our common shareholders of any premium that they might otherwise realize from a takeover.

         The summaries of selected provisions of our common stock, preferred stock and shareholder rights plan appearing in this prospectus are not complete. Those summaries are subject to, and are qualified entirely by, the provisions of our charter, bylaws and rights agreement, all of which are included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read our charter, bylaws and rights agreement. The applicable prospectus supplement may also contain a summary of selected provisions of our preferred stock, common stock and rights agreement. To the extent that any particular provision described in a prospectus supplement differs from any of the provisions described in this prospectus, then the provisions described in this prospectus will be deemed to have been superseded by that prospectus supplement.


                             DESCRIPTION OF WARRANTS

         We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. The summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

         General

         We may issue warrants to purchase common stock independently or together with other securities. The warrants may be attached to or separate from the other securities. We may issue warrants in one or more series. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will be our agent and will not assume any obligations to any holder or beneficial owner of the warrants.

         The prospectus supplement and the warrant agreement relating to any series of warrants will include specific terms of the warrants. These terms include the following:

         -        the title and aggregate number of warrants;

         -        the price or prices at which the warrants will be issued;

         - the amount of common stock for which the warrant can be exercised and the price or the manner of determining the price or other consideration to purchase the common stock;

         - the date on which the right to exercise the warrant begins and the date on which the right expires;

         - if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

         - if applicable, the designation and terms of the securities with which the warrants are issued; and the number of warrants issued with each other security;

         - any provision dealing with the date on which the warrants and related securities will be separately transferable;

         -        any mandatory or optional redemption provision;

         -        the identity of the warrant agent; and

         -        any other terms of the warrants.

         The warrants will be represented by certificates. The warrants may be exchanged under the terms outlined in the warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, until a warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the common stock.

         Exercise of Warrants

         To exercise the warrants, the holder must provide the warrant agent with the following:

         -        payment of the exercise price;

         - any required information described on the warrant certificates;

         -        the number of warrants to be exercised;

         -        an executed and completed warrant certificate; and

         -        any other items required by the warrant agreement.

         If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.

         The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock. Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1%. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

         Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares of stock, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

         Modification of the Warrant Agreement

         The common stock warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

         -        to cure any ambiguity;

         - to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

         - to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

                              PLAN OF DISTRIBUTION

         We may sell the Securities to one or more underwriters for public offering and sale by them and may also sell the Securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of Securities will be named in the applicable prospectus supplement. We have reserved the right to sell Securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

         The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Sales of common stock may be effected from time to time in one or more transactions on the Nasdaq National Market or in negotiated transactions or a combination of those methods. We may also, from time to time, authorize dealers, acting as our agents, to offer and sell Securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of Securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriter, dealer or agent will be identified, and any compensation received from us will be described, in the prospectus supplement. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase Securities as a principal, and may then resell such Securities at varying prices to be determined by the dealer.

         Any underwriting compensation paid by us to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for expenses.

         To facilitate an offering of a series of Securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Securities. This may include over-allotments or short sales of the Securities, which involves the sale by persons participating in the offering of more Securities than have been sold to them by us. In those circumstances, those persons would cover such over-allotments or short positions by purchasing in the open market or by exercising any over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the Securities by bidding for or purchasing Securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in an offering may be reclaimed if Securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.


                                  LEGAL MATTERS

         Certain legal matters with respect to the Securities offered hereby will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

                                     EXPERTS

         The consolidated financial statements of Performance Food Group Company and subsidiaries and the related financial statement schedules as of January 1, 2000 and January 2, 1999, and for each of the fiscal years in the three-year period ended January 1, 2000, have been incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================

We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any time subsequent to its date.



                  TABLE OF CONTENTS

                                                       PAGE
                                                       ----
Risk Factors ....................................        2
Special Note Regarding Forward-Looking Statements        3
Available Information ...........................        3
Incorporation by Reference ......................        4
The Company .....................................        5
Use of Proceeds .................................        5
Ratios of Earnings to Fixed Charges .............        5
General Description of Securities ...............        6
Description of Debt Securities ..................        6
Description of Preferred Stock ..................       14
Description of Common Stock .....................       14
Description of Warrants .........................       15
Plan of Distribution ............................       17
Legal Matters ...................................       18
Experts .........................................       18





                         PERFORMANCE FOOD GROUP COMPANY

                                  $300,000,000

                                 Debt Securities
                                 Preferred Stock
                                  Common Stock
                                    Warrants


================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

         Securities and Exchange Commission Fee            $ 79,200
         *Legal Fees and Expenses                          $ 25,000
         *Accounting Fees and Expenses                     $ 25,000
         *Blue Sky fees and expenses                       $      0
         *Rating agency fees                               $      0
         *Trustees' fees and expenses                      $      0
         *Printing and engraving                           $ 25,000
         *Miscellaneous                                    $ 25,000
                                                           --------
         *Total                                            $179,200
                                                           ========

-------------------
* Estimated.

Item 15.  Indemnification of Directors and Officers.

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) such officer or director was adjudged liable to the corporation in a proceeding by or in right of the corporation; (ii) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) such officer or director breached his duty of care to the corporation.

         The Restated Charter and Bylaws of Performance Food Group Company (the "Company") provide that to the fullest extent permitted by law no director shall be personally liable to the Company or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the TBCA, this provision relieves the Company's directors from personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from a judgment or other final adjudication establishing (i) any breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions. The Company has entered into indemnification agreements with each of its directors and executive officers. The Company currently has in effect an executive liability insurance policy which provides coverage for its directors and officers.

         Reference is made to the form of underwriting agreement to be incorporated by reference herein as an exhibit for provisions regarding indemnification of the Company's officers, directors and controlling persons against certain liabilities.

Item 16.  Exhibits.

1.1(1)   Form of Underwriting Agreement.
4.1      Restated Charter of Performance Food Group Company.
4.2 Restated By-Laws of Performance Food Group Company (incorporated by reference to the Company's Registration Statement on Form S-1
         (No. 33-64930)).
4.3(2)   Form of Indenture.
4.4(1)   Form of Warrant Agreement
4.5(1)   Form of debt security
4.6 Rights Agreement dated May 16, 1997 between Performance Food Group Company and First Union National Bank of North Carolina as Rights Agent (incorporated by reference to the Company's Current Report on Form 8-K dated May 20, 1997).
5.1      Opinion of Bass, Berry & Sims PLC.
12.1     Statement regarding Computation of Ratios.
23.1     Consent of Independent Auditors.
23.2     Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
24.1 Powers of Attorney (contained on signature page of this Registration Statement).
25.1(3) Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities.

(1) To be incorporated by reference herein, if applicable, in connection with each offering of Securities.
(2) To be filed by amendment.
(3) To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on October 23, 2000.


                                     PERFORMANCE FOOD GROUP COMPANY



                                     By: /s/ Robert C. Sledd
                                         ---------------------------------------
                                         Robert C. Sledd, Chairman


                      SIGNATURE PAGE AND POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Robert C. Sledd and Roger L. Boeve (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                                       Date
         ---------                          -----                                       ----

/s/ Robert C. Sledd                 Chairman, Chief Executive                    October 23, 2000
--------------------------------    Officer and Director (Principal
Robert C. Sledd                     Executive Officer)


/s/  C. Michael Gray                President, Chief Operating                   October 23, 2000
--------------------------------    Officer and Director
C. Michael Gray


/s/   Roger L. Boeve                Executive Vice President and                 October 23, 2000
--------------------------------    Chief Financial Officer
Roger L. Boeve                      (Principal Financial Officer and
                                    Principal Accounting Officer)


/s/   Charles E. Adair              Director                                     October 23, 2000
--------------------------------
Charles E. Adair


/s/   Fred C. Goad                  Director                                     October 23, 2000
--------------------------------
Fred C. Goad


/s/  Timothy M. Graven              Director                                     October 23, 2000
--------------------------------
Timothy M. Graven


                                    Director                                     October __, 2000
--------------------------------
John E. Stokely


/s/   H. Allen Ryan                 Director                                     October 23, 2000
--------------------------------
H. Allen Ryan

                                  EXHIBIT INDEX

1.1(1)   Form of Underwriting Agreement.
4.1      Restated Charter of Performance Food Group Company.
4.2 Restated By-Laws of Performance Food Group Company (incorporated by reference to the Company's Registration Statement on Form S-1
         (No. 33-64930)).
4.3(2)   Form of Indenture.
4.4(1)   Form of Warrant Agreement
4.5(1)   Form of debt security
4.6 Rights Agreement dated May 16, 1997 between Performance Food Group Company and First Union National Bank of North Carolina as Rights Agent (incorporated by reference to the Company's Current Report on Form 8-K dated May 20, 1997).
5.1      Opinion of Bass, Berry & Sims PLC.
12.1     Statement regarding Computation of Ratios.
23.1     Consent of Independent Auditors.
23.2     Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
24.1 Powers of Attorney (contained on signature page of this Registration Statement).
25.1(3) Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities.

(1) To be incorporated by reference herein, if applicable, in connection with each offering of Securities.
(2) To be filed by amendment.
(3) To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.